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                                                                    EXHIBIT 99.1




l-Laura Crowley                                     Leslie Green
General Magic, Inc.                                 Stapleton Communications
1 +408 774 4457                                     1 +650 470 0200
ir@generalmagic.com                                 leslie@stapleton.com


FOR IMMEDIATE RELEASE:

   General Magic Announces Approval on Both Proposals at Special Shareholders

  Series H Convertible Preferred Stock To Be Converted Into Common Stock Today

         SUNNYVALE, Calif. (March 25, 2002) -- General Magic, Inc. (Nasdaq:
GMGC), a pioneer in voice infrastructure software, today announced that both proposals presented for a vote at its March 22, 2002 Special Meeting of Stockholders were approved. The meeting was attended by stockholders or their proxies representing approximately 88 percent of the company's outstanding shares entitled to vote at the meeting.

         The first proposal asked shareholders to approve the company's issuance on or before June 30, 2002, of those shares of the company's common stock for an aggregate offering price of a maximum of $20,000,000.

         Stockholders were also asked to approve an amendment to the Company's certificate of incorporation to increase the authorized common stock of the company from 150,000,000 to 200,000,000 shares.

         "Approval of these proposals will prove instrumental in providing General Magic with flexibility in its efforts to raise additional capital over the next several months to assist the company in funding its continuing operations including the product development, sales and marketing of its Voice Infrastructure Software business and its ongoing support of the OnStar Virtual Advisor contract," said David Russian, chief financial officer. "General Magic is now free to pursue additional financing to strengthen its financial position and to provide the company with the necessary resources to succeed."

SERIES H CONVERTIBLE PREFERRED STOCK TO BE CONVERTED TO COMMON STOCK BY MARCH 25, 2002

         On March 11, 2002, General Magic, Inc. delivered a notice to the holders of all of its then outstanding Series H Convertible Preferred Stock, notifying them of its election to require the mandatory conversion of their shares of Series H Convertible Preferred Stock into common stock on March 25, 2002. On March 11, 2002, there were 580 shares of Series H Convertible Preferred Stock outstanding, which are convertible into approximately 1,008,998 shares of the company's common stock as of March 25, 2002. After the conversion of the Series H Convertible Preferred Stock into common stock, the only remaining outstanding series of Preferred Stock of the Company will be the company's Series G Convertible Preferred Stock, which is held by the company's strategic partner, General Motors Corporation.



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ABOUT GENERAL MAGIC

General Magic is a leading voice infrastructure software company that provides enterprise-grade software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML & J2EE(TM)-based solutions enable enterprises to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions make voice a strategic tool in helping businesses improve the customer experience, reduce transaction costs, and provide high quality, voice branded access to content and services. General Magic is headquartered in Sunnyvale, California. For additional information, visit www.generalmagic.com.

General Magic notes that certain statements in this press release contains certain "forwarding-looking" statements which are based on company management's current expectations. Forward-looking statements in this press release while based upon management's current expectations and belief, which management believes reasonable, are subject to certain known and unknown risks, uncertainties and other factors inherent in attempts to forecast the future that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's dependence on its primary customer; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; and the Company's ability to respond to competitive developments. You are cautioned not to place undue reliance on any forward-looking statements. Risk factors that could cause future results to differ from managements' expectations are detailed in General Magic's Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 21, 2001.






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